                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [_]

Check the appropriate box:

[_]   Preliminary Proxy Statement
[_]   Confidential, for Use of the Commission Only
       (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[_]   Definitive Additional Materials
[_]   Soliciting Material Pursuant to(S)240.14a-11(c) or (S)240.14a-12

                         Interpore International, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)

________________________________________________________________________________
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.
[_]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1)  Title of each class of securities to which transaction applies:

________________________________________________________________________________

       (2)  Aggregate number of securities to which transaction applies:

________________________________________________________________________________

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________

       (4)  Proposed maximum aggregate value of transaction:

________________________________________________________________________________

       (5)  Total fee paid:

________________________________________________________________________________

[_]    Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1)  Amount Previously Paid:

________________________________________________________________________________

       (2)  Form, Schedule or Registration Statement no.:

________________________________________________________________________________

       (3)  Filing Party:

________________________________________________________________________________

       (4)  Date Filed:

________________________________________________________________________________

                     [LOGO] INTERPORE CROSS INTERNATIONAL


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 May 18, 2001

        The 2001 annual meeting of the stockholders of Interpore International, Inc. will be held at 9:00 a.m. local time, on May 18, 2000, at our executive offices at 181 Technology Drive, Irvine, California 92618 for the following purposes:

        1. To elect two Class III Directors to hold office until the annual meeting of stockholders in the year 2004 and until the election and qualification of their respective successors; and

        2. To transact such other business as may properly come before the meeting.

        Only stockholders of record at the close of business on March 30, 2001 will be entitled to notice of, and to vote at, the 2001 annual meeting and any adjournment thereof.

        Management welcomes your attendance at the annual meeting. Whether or not you expect to attend the annual meeting in person, please complete, sign, date and promptly return the enclosed proxy in the accompanying postage-paid envelope. The prompt return of your proxy will save expenses involved in further communication. Your proxy will not affect your right to vote in person in the event you attend the annual meeting. Failure to return a properly executed proxy card or to vote in person at the annual meeting will have the same effect as a vote against the proposals.

                                        By Order of the Board of Directors,

                                        /s/ RICHARD L. HARRISON

                                        Richard L. Harrison
                                        Secretary

Irvine, California
March 30, 2001

                            YOUR VOTE IS IMPORTANT.
    TO VOTE YOUR SHARES, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY
             AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

                     [LOGO] INTERPORE CROSS INTERNATIONAL

                             181 Technology Drive
                           Irvine, California 92618
                   ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                                 May 18, 2001

                        ------------------------------
                                PROXY STATEMENT

                        ------------------------------
                            SOLICITATION OF PROXIES

        The accompanying proxy is solicited on behalf of the Board of Directors of Interpore International, Inc. for use at the annual meeting of stockholders to be held at our executive offices located at 181 Technology Drive, Irvine, California 92618, on May 18, 2001 at 9:00 a.m. local time, and at any and all adjournments or postponements thereof.

        All shares represented by each properly executed, unrevoked proxy received in time for the meeting will be voted in the manner specified therein. If the manner of voting is not specified in an executed proxy, the proxy will be voted FOR the election of the two nominees to the Board of Directors listed herein.

        You have the power to revoke your proxy at any time before it is voted. A proxy may be revoked by delivering a written notice of revocation to our Secretary, by presenting a later-dated proxy, or by attendance at the meeting and voting in person.

        This proxy statement is being mailed to our stockholders on or about April 11, 2001. We will pay for the expense of soliciting proxies. Expenses include reimbursement paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the meeting to beneficial owners of the voting stock. Solicitation of proxies will be made by mail. Further solicitation of proxies may be made by telephone or oral communication by our regular employees, who will not receive additional compensation for such solicitation.

                     OUTSTANDING SHARES AND VOTING RIGHTS

        Only if you held any of the 14,422,899 shares of Common Stock outstanding at the close of business on the record date, March 30, 2001, will you be entitled to notice of and to vote at the meeting or any adjournment or postponement thereof. For each share of Common Stock you held on March 30, 2001, you will be entitled to cast one vote on each matter to be considered at the meeting. Accordingly, an aggregate of 14,422,899 votes may be cast on each matter to be considered at the meeting.

        In order to constitute a quorum and to transact business at the meeting, a majority of the outstanding shares on the record date must be represented at the meeting. Shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the meeting, but not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Assuming a quorum is present, directors will be elected by a favorable vote of a plurality of the aggregate votes cast, in person or by proxy, at the meeting. Accordingly, abstentions and broker non-votes will have no effect on the outcome of the election of candidates for director. In addition, a simple majority of the shares voting may elect all of the directors.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the amount and percentage of the outstanding shares of the Common Stock, which, according to the information supplied to us, are beneficially owned by (1) each person who, to our knowledge based exclusively on Schedules 13G filed with the Securities and Exchange Commission, is the beneficial owner of more than 5% of the outstanding Common Stock, (2) each person who is currently a director, two of whom are also nominees for election as a director, (3) each Named Executive Officer, as defined on page six hereof, and (4) all current directors and executive officers as a group. Except for information based on Schedules 13G, as indicated in the footnotes, beneficial ownership is stated as of March 30, 2001. Except to the extent indicated in the footnotes to the following table, to our knowledge, the person or entity listed has sole voting or dispositive power to the shares which are deemed beneficially owned by such person or entity.

                                                                                   Total        Percent of
                                                                   Options      Outstanding      Shares of
                                                   Outstanding   Exercisable    Common Stock    Common Stock
Name and Address                                      Common        Within      Beneficially   Beneficially
of Beneficial Owner/(1)/                              Stock        60 Days         Owned        Owned/(2)/
-------------------                                -----------   -----------    ------------   ------------
Directors/Nominees and Named
Executive Officers:

David W. Chonette                                      10,000             0          10,000           *
William A. Eisenecher                                   6,000        49,000          55,000           *
Daniel A. Funk, M.D.                                  284,376        26,675         311,051          2.2%
Richard L. Harrison/(3)/                                6,221       150,500         156,721          1.1%
Philip A. Mellinger/(3)/                               30,724        67,490          98,214           *
David C. Mercer/(3)/                                   25,000       422,500         447,500          3.0%
Joseph A. Mussey/(3)/                                 188,066       122,238         310,304          2.1%
M. Ross Simmonds/(3)/                                  13,000       238,500         251,500          1.7%
Robert J. Williams                                      1,275        24,125          25,400           *


All directors and executive
officers as a group (11 persons)                      615,662     1,319,528       1,935,190         12.3%

5% Beneficial Holders:
Kopp Investment Advisors, Inc., et. al./(4)/
7701 France Avenue South, Suite 500
Edina, MN 55435                                     1,254,700             0       1,254,700          8.7%

Kennedy Capital Management, Inc../(5)/
10829 Olive Blvd.
St. Louis, MO 63141                                 1,019,800             0       1,019,800          7.1%

Dimensional Fund Advisors Inc./(6)/
1299 Ocean Avenue, 11/th/ Floor
Santa Monica, CA 90401                                758,400             0         758,400          5.3%

-------------------------------------
*less than 1%
(1) The address of the directors and officers listed in this table is 181 Technology Drive, Irvine, California 92618.
(2) Percentage of beneficial ownership as of March 30, 2001, for each person includes shares subject to options exercisable within 60 days after March 30, 2001, as if such shares were outstanding on March 30, 2001.
(3) Messrs. Harrison, Mellinger, Mercer, Mussey and Simmonds are Named Executive Officers.
(4) Based on Schedule 13G filed by Kopp Investment Advisors, Inc. on behalf of Kopp Investment Advisors, Inc., Kopp Holding Company and LeRoy C. Kopp. Kopp Investment Advisors is the owner of 430,000 shares and exercises investment discretion as to an additional 824,700 shares. Kopp Investment Advisors is a wholly-owned subsidiary of Kopp Holding Company. LeRoy C. Kopp holds 100% of the outstanding capital stock of Kopp Holding Company.

(5)   Based on Schedule 13G filed by Kennedy Capital Management, Inc.
(6)   Based on Schedule 13G filed by Dimensional Fund Advisors Inc.

                                  Proposal 1
                             ELECTION OF DIRECTORS

        Our Board of Directors currently consists of six members. Our Certificate of Incorporation provides for the classification of the Board of Directors into three classes, as nearly equal in number as possible, with staggered terms of office. The Certificate of Incorporation also provides that upon the expiration of the term of office for a class of directors, nominees for such class will be elected for a term of three years or until their successors are duly elected and qualified.

        The term of the Class III Directors has expired and two nominees for director are to be elected as Class III Directors. The two nominees are David C. Mercer and Joseph A. Mussey, each of whom currently serves as a Class III Director. The Class I Directors, David W. Chonette and Robert J. Williams, have one year remaining on their term of office and the Class II Directors, William
A. Eisenecher and Daniel A. Funk, M.D., have two years remaining on their term of office.

Required Vote

        Assuming a quorum is present, directors will be elected by a favorable vote of a plurality of the aggregate votes cast, in person or by proxy, at the meeting. Accordingly, abstentions and broker non-votes will have no effect on the outcome of the election of candidates for director. Unless otherwise instructed, the shares represented by the proxies will be voted FOR the election of the two nominees named below as directors. Although it is anticipated that each nominee will be able to serve as a director, should any nominee become unavailable to serve, the proxies will be voted for such other person or persons as may be designated by our Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH NOMINEE TO THE BOARD OF DIRECTORS.

Information Regarding Directors

        The information set forth below as to each nominee for director has been furnished to us by the respective nominees:

                NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

                     For a Three-Year Term Expiring at the
                      2004 Annual Meeting of Stockholders

Name                     Age    Present Position
----                     ---    ----------------
David C. Mercer          59     Chairman of the Board, Chief Executive Officer
                                and Director
Joseph A. Mussey         52     President, Chief Operating Officer and Director

        David C. Mercer has served as Chairman of our Board of Directors since April 1997, as Chief Executive Officer since March 1992 and also served as President from March 1992 through May 1998. Mr. Mercer was President, Orthopaedic Division, of Kirschner Medical Corporation, a manufacturer of orthopedic devices, from October 1988 through March 1992, and Senior Vice President, Marketing, Orthopaedic Implant Division of Zimmer, Inc., a manufacturer of orthopedic devices, from April 1986 through October 1988. From April 1983 to April 1986, he was President of Aspen Labs, Inc., the arthroscopic and electrosurgical product subsidiary of Zimmer, Inc.

        Joseph A. Mussey has served as President and Chief Operating Officer since May 1998. Mr. Mussey had served as President and Chief Executive Officer of Cross Medical Products, Inc., our wholly-owned subsidiary, from November 1991 through May 1998, as President from April 1991 through November 1991, and as Vice President and Chief Financial Officer from August 1990 through April 1991. Mr. Mussey was previously Executive Vice President of the Process Automation Business of Combustion Engineering, Inc., a division of Asea Brown Boveri from 1987 until joining Cross in August 1990. From 1984 to 1987, he was Vice President, Operations of the Engineered Systems and Controls Group of Combustion Engineering.



            MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE
                        Class I -- Term Expiring at the
                      2002 Annual Meeting of Stockholders

        Name                              Age     Present Position
        ----                              ---     ----------------
        David W. Chonette                 65      Director
        Robert J. Williams                68      Director


        David W. Chonette is an Advisor to Versant Ventures, a venture capital firm investing in companies in the medical devices, healthcare services, bio-pharmaceuticals and eHealth areas. Prior to Versant Ventures, Mr. Chonette was a general partner with Brentwood Venture Capital, which he joined in 1986. Mr. Chonette's background also includes having served as the President of the Edwards Division of American Hospital Supply Corporation (now Baxter International) prior to Brentwood. The board of directors unanimously voted to appoint Mr. Chonette to the board as a director to serve the unexpired term of
G. Bradford Jones, who resigned from the board in November 2000 to pursue other interests. Mr. Jones stated that he had no disagreements with the board of directors, but wished to reduce his outside board commitments.

        Robert J. Williams has been the Chairman of the Board, President and Chief Executive Officer of Artec, Inc. since 1988. Artec is an
Indianapolis-based manufacturer of disposable anesthesia and respiratory products.

                        Class II --Term Expiring at the
                      2003 Annual Meeting of Stockholders

Name                                       Age    Present Position
----                                       ---    ----------------
William A. Eisenecher                      58     Director
Daniel A. Funk, M.D.                       45     Director


        William A. Eisenecher is a business consultant. From 1987 to 1993, Mr. Eisenecher was the President and Chief Executive Officer of Rehabilitation Technologies, Inc.

        Daniel A. Funk, M.D. is an orthopedic surgeon in private practice. Dr. Funk obtained his Medical Doctor degree from the University of Cincinnati in 1981 and completed a five year residency in Orthopedic Surgery at The Mayo Clinic in 1986. Dr. Funk served as a member of the Technical Advisory Board of Cross from 1984 through 1990 and as the Medical Advisor of Cross from 1990 to 1998.

Meetings and Committees of the Board of Directors

        During the fiscal year ended December 31, 2000, the Board of Directors met six times. All incumbent directors attended all meetings of the Board of Directors and all meetings held by all committees of the Board of Directors on which that director served, except that Mr. Jones was absent from one Board of Directors meeting.

        We have an Audit Committee and a Compensation and Stock Option Committee. The Audit Committee, which was comprised of Messrs. Eisenecher, Funk, Jones and Williams (until Mr. Chonette was appointed to replace Mr. Jones on November 17, 2000) met two times in 2000. The Audit Committee's responsibilities include: (1) recommending the selection of our independent public auditors to the Board of Directors, (2) consulting with the independent auditors with regard to the plan and scope of audit, (3) reviewing, in consultation with the independent auditors, their report of audit or proposed report of audit, and the accompanying management letter, if any, and (4) consulting with the independent auditors and management with regard to the adequacy of internal controls.

        Messrs. Eisenecher, Funk, Jones and Williams served on the Compensation and Stock Option Committee (until Mr. Chonette was appointed to replace Mr. Jones on November 17, 2000), which met six times in 2000. The Compensation and Stock Option Committee reviews and approves executive salaries, considers awards to be granted under our incentive bonus plan, administers stock option grants under our stock option plans and performs other related functions upon request of the Board of Directors.

Board Compensation and Benefits

        The Stock Option Plan for Non-Employee Directors (the "Non-Employee Directors Plan") provides for the automatic grant of non-qualified stock options to purchase shares of Common Stock to eligible non-employee directors. On May 25, 1995, under the terms of the Non-Employee Directors Plan, each director who was not an employee was automatically granted an initial option to purchase 15,000 shares of Common Stock, effective as of May 25, 1995, at an exercise price of $5.75 per share. Non-employee directors who are first appointed or elected to the Board of Directors after May 25, 1995 are automatically granted an initial option to purchase 15,000 shares of Common Stock, effective on the date of election or appointment to the Board of Directors. In addition to the initial grant, non-employee directors are automatically granted options to purchase 2,500 shares on the date of the annual meeting of stockholders in every year following the initial grant to such director, provided that the director is re-elected at the meeting if such director's term is expiring.

        Each non-employee director is entitled to be paid a fee of $1,000 per Board meeting attended in person (or by phone if a regularly scheduled meeting) or for a committee meeting attended in person if on a date where a full Board meeting is not being held (the "Directors' Fee"). Alternatively, pursuant to an irrevocable election made at least six months prior to the Board meeting date, a non-employee director may elect to automatically receive non-qualified stock options under the Non-Employee Directors Plan covering 500 shares of Common Stock in lieu of the Directors' Fee. The price per share of Common Stock subject to each option granted under the plan is 100% of the closing price of the Common Stock on the Nasdaq Stock Market on the day prior to such meeting. The options become exercisable in four cumulative annual installments of 25% of the shares covered by the option, commencing with the first anniversary from the date of grant.

        During fiscal year 2000, non-employee directors received options to purchase 500 shares of Common Stock, in lieu of the Director's Fee, as follows: exercise price of $4.563 (Eisenecher, Funk, Williams), $8.188 (Eisenecher, Funk, Williams), $9.50 (Eisenecher, Funk, Jones, Williams) and $12.125 (Eisenecher, Funk, Jones, Williams). Messrs. Eisenecher, Funk, Jones and Williams, in connection with the 2000 Annual Meeting, also received an option to purchase 2,500 shares of Common Stock at an exercise price of $9.50. Mr. Chonette received an option to purchase 15,000 shares of Common Stock at an exercise price of $4.563, in connection with his appointment to the Board of Directors.

                              EXECUTIVE OFFICERS

        Our executive officers as of March 30, 2001 were as follows:

Name                       Age     Position
----                       ---     --------

David C. Mercer            59      Chairman of the Board and Chief Executive
                                   Officer

Joseph A. Mussey           52      President and Chief Operating Officer

Richard L. Harrison        44      Senior Vice President, Finance, Chief
                                   Financial Officer and Secretary

M. Ross Simmonds           45      Senior Vice President, Sales and Marketing

R. Park Carmon             47      Vice President, Operations

Philip A. Mellinger        37      Vice President, Product Development

Edwin C. Shors, Ph.D       55      Vice President, Research and New Technology

        For a description of the business background of Messrs. Mercer and Mussey, see "Proposal 1 - Election of Directors."

        Richard L. Harrison has served as Senior Vice President, Finance, Chief Financial Officer and Secretary since May 1998, and as Vice President, Finance, Chief Financial Officer and Secretary from November 1994 through May 1998. Prior to joining us, Mr. Harrison worked for Kirschner Medical Corporation, a manufacturer of orthopaedic devices, in a variety of financial positions starting in 1987, most recently as Corporate Controller from February 1992 through October 1994. Mr. Harrison is a Certified Public Accountant.

        M. Ross Simmonds has served as Senior Vice President, Sales and Marketing, since May 1998, as Vice President, Sales and Marketing from August 1991 through May 1998, and from December 1989 through August 1991, he served as Director of Sales and Marketing. From September 1988 through October 1989, Mr. Simmonds served as Vice President, Sales and Marketing for Implant Technology, Inc., a manufacturer of reconstructive hip implants. From November 1985 through August 1988, he served as Regional Manager, National Sales Manager and Trauma Group Marketing Manager for Kirschner Medical Corporation.

        R. Park Carmon has served as our Vice President, Operations since August 2000. From January 1996 through August 2000, Mr. Carmon worked for Edwards Lifesciences Cardiovascular Resources, formerly Perfusion Services of Baxter Healthcare Corporation, as Director of Materiel Services and Director of Logistics. From 1981 and until it was acquired by Baxter in January 1996, Mr. Carmon worked for PSICOR, Inc., holding various positions including Regional Manager, Division President and Vice President.

        Philip A. Mellinger, has served as Vice President, Product Development since the Merger with Cross in May 1998. Prior to the Merger, Mr. Mellinger was the Vice President, Research and Development for Cross from January 1997 to May 1998. From 1987 to January 1997, Mr. Mellinger was employed by Cross in its research and development department. Prior to 1987, Mr. Mellinger attended Northwestern University, where he received his Bachelor of Science degree in Biomedical and Mechanical Engineering.

        Edwin C. Shors, Ph.D, has served as Vice President, Research and New Technology since May 1998, and as Vice President, Research and Development from 1983 to May 1998. Dr. Shors was Executive Vice President from 1978 to 1983, during which time he was responsible for establishing the manufacturing procedures, animal evaluations and clinical trials leading to the FDA approval and marketing of coralline hydroxyapatite. Prior to joining us, he was Director of the Thoracic and Cardiovascular Laboratory at Harbor/UCLA Medical Center. Dr. Shors obtained a Masters in Biology and a Doctorate in Physiology and Biophysics from the University of Southern California.

                            EXECUTIVE COMPENSATION

        The following table sets forth certain information regarding the annual and long-term compensation for services rendered to us in all capacities for the fiscal years ended December 31, 2000, 1999 and 1998 of those persons who were, at December 31, 2000, (i) the chief executive officer, (ii) the other four most highly compensated executive officers whose annual salary and bonuses exceeded $100,000 or (iii) any other executive officer who would have qualified under sections (i) or (ii) of this paragraph but for the fact that the individual was not serving as an executive officer of the registrant at the end of the 2000 fiscal year (collectively, the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                            Annual Compensation           Long Term
                                     ---------------------------------    ---------
                                                                         Compensation
                                                                         ------------
                                                                            Awards
                                                              Other         ------
                                                              Annual      Securities    All Other
                                                             Compen-      Underlying    Compen-
Name and Principal Position   Year     Salary     Bonus     sation/(1)/    Options       sation
---------------------------  ------  ---------- ---------  -----------  -------------- -----------
David C. Mercer              2000    $231,000   $28,875     $15,023        40,000      $  3,845/(2)/
Chairman and Chief           1999     203,002    55,283      16,010        40,000         3,884/(2)/
  Executive Officer          1998     192,502    24,063      16,034             0         3,801/(2)/

Joseph A. Mussey             2000     231,000    28,875      14,752        40,000         3,845/(2)/
President and Chief          1999     202,231    55,283      14,301        40,000       123,730/(3)/
  Operating Officer          1998     191,807    40,389       7,933        32,113        34,667/(3)/

M. Ross Simmonds             2000     171,500    21,438      15,902        35,000         3,730/(2)/
Senior Vice President,       1999     150,000    40,849      16,077        35,000         3,171/(2)/
  Sales and Marketing        1998     142,500    17,813      15,524             0         3,171/(2)/

Richard L. Harrison          2000     149,500    18,688      17,370        35,000         3,694/(2)/
Senior Vice President,       1999     132,998    36,219      17,715        35,000         3,439/(2)/
Finance, Chief Financial     1998     124,372    15,547      17,689             0         3,415/(2)/
  Officer and Secretary

Philip A. Mellinger          2000     149,000    17,875      15,609        30,000        16,570/(4)/
Vice President,              1999     122,538    33,496      15,652        30,000         9,628/(4)/
  Product Development        1998     104,539    21,218       9,456        43,825        42,833/(4)/

__________________________________
(1) Represents the cost of company-provided automobiles, including reimbursement of taxes. Also includes automobile allowance to Mssrs. Mussey and Mellinger in 1998.
(2) Represents contributions to our retirement savings plan and payments made by our company for term-life insurance premiums.
(3) Represents contributions to our retirement savings plan and payments made by our company for term-life insurance premiums. Also includes the cost of company-paid relocation expenses, including reimbursement of taxes, of $119,635 in 1999 and $31,832 in 1998.
(4) Represents contributions to our retirement savings plan and payments made by our company for term-life insurance premiums. Also includes the cost of company-paid relocation expenses, including reimbursement of taxes, of $12,898 in 2000, $6,975 in 1999 and $41,296 in 1998.

        The following table sets forth certain information with respect to grants of stock options during 2000 to the Named Executive Officers pursuant to our 1995 Stock Option Plan:

                       Option Grants in Last Fiscal Year

                                                                           Potential
                                     Percentage                         Realizable Value at
                                      of Total                            Assumed Annual
                          Number of    Options  Exercise               Rates of Stock Price
                         Securities  Granted to  or Base                   Appreciation
                         Underlying   Employees   Price                 for Option Term/(2)/
                           Options    in Fiscal   (per    Expiration ----------------------
Name                       Granted      Year     Share)      Date        5%          10%
----                    ----------- ---------- ---------- ---------- ----------------------
David C. Mercer           40,000       8.2%      $7.875     1/3/10    $198,102    $502,029

Joseph A. Mussey          40,000       8.2%       7.875     1/3/10     198,102     502,029

M. Ross Simmonds          35,000       7.2%       7.875     1/3/10     173,339     439,275

Richard L. Harrison       35,000       7.2%       7.875     1/3/10     173,339     439,275

Philip A. Mellinger       30,000       6.1%       7.875     1/3/10     148,576     376,522

_______________________________
(1) Represents options granted under our 1995 Option Plan. Under the terms of the 1995 Option Plan, the Compensation and Stock Option Committee retains discretion, subject to certain restrictions, to modify the terms of outstanding options and to reprice outstanding options. No option is exercisable during the first year after such option is granted. Each option becomes exercisable in four equal annual installments. The exercise price of shares of the Common Stock subject to options granted under the 1995 Option Plan is set by the Compensation and Stock Option Committee; provided, however, that the price of shares of the Common Stock subject to an incentive stock option must be at least 100% of the fair market value of the shares of the Common Stock on the date the option is granted.
(2) Assumed annual rates of stock price appreciation for illustrative purposes only. Actual stock prices will vary from time to time based upon market factors and our financial performance. No assurance can be given that such rates will be achieved.

        The following table sets forth certain information with respect to unexercised options held by the Named Executive Officers as of December 31, 2000 pursuant to the Option Plans:

          Aggregated Option Exercises in Last Fiscal Year and Fiscal
                            Year-End Option Values

                                                           Number of
                                                          Securities            Value of
                                                          Underlying          Unexercised
                                                         Unexercised          In-the-Money
                                                          Options at           Options at
                             Shares                    Fiscal Year End     Fiscal Year End/(1)/
                            Acquired                  -----------------   ----------------------
                               on          Value         Exercisable/           Exercisable/
  Name                      Exercise      Realized      Unexercisable          Unexercisable
  ----                      --------      --------      -------------          -------------
  David C. Mercer                 0       $     0      397,250 / 79,750     $470,774 / $     0
  Joseph A. Mussey           19,125        49,580      102,238 / 80,000            0 /       0
  M. Ross Simmonds                0             0      216,250 / 69,750       47,454 /       0
  Richard L. Harrison             0             0      128,250 / 69,750            0 /       0
  Philip A. Mellinger         5,100        37,188       52,490 / 72,500        3,760 /   3,760

(1) Calculated based on the closing sales price of the Common Stock on The Nasdaq Stock Market on December 31, 2000 ($3.938), minus the exercise price of the option, multiplied by the number of shares to which the option relates.

Employment Agreements, Termination of Employee and Change in Control Arrangements; Indemnification Agreements

        We have Employment Agreements with each of our executive officers. Pursuant to the Employment Agreements, each of the officers receive annual base salaries as determined from time to time by the Board of Directors. In addition, the executives are entitled to receive incentive compensation, including bonuses and stock options pursuant to the terms of the plans adopted by the Board of Directors at their sole discretion. In the event of a change in control, each of the executives will be entitled to receive an amount equal to approximately two times the executive's current annual base salary and bonus, to be paid out over a period of twenty-four months. The Employment Agreements also provide each of the executives with insurance, vacation and sick leave benefits.

        The Employment Agreements provide that employment of each of the executives is "at-will" and may be terminated by us at any time. If the executive is terminated by us without cause, we will continue to pay the executive his basic salary and provide fringe benefits at the level in place at the termination date for 12 months and will provide outplacement services at a cost to us not to exceed the executive's basic salary for one month. We may terminate payment of the basic salary, fringe benefits and outplacement services during the severance period if the executive accepts other employment or is in breach of the non-competition and confidentiality obligations of the Employment Agreement.

        We have also entered into Indemnification Agreements with our executive officers and directors providing for indemnification of such persons to the fullest extent authorized, permitted or allowed by law.

Compensation and Stock Option Committee Report on Executive Compensation

        General Philosophy. The Compensation and Stock Option Committee reviews and determines salaries, bonuses and all other elements of the compensation packages offered to the executive officers, including its Chief Executive Officer, and establishes our general compensation policies.

        We desire to attract, motivate and retain high quality employees who will enable us to achieve our short- and long-term strategic goals and values. We participate in a high-growth environment where substantial competition exists for skilled employees. Our ability to attract, motivate and retain high caliber individuals is dependent in large part upon the compensation packages we offer.

        We believe that our executive compensation programs should reflect our financial and operating performance. In addition, individual contribution to our success should be supported and rewarded.

        Our executive compensation has been based on four primary components: base salary, incentive bonus, long-term incentives in the form of stock options and an executive automobile program. The Committee believes that these incentive components have maintained annual executive compensation at competitive levels and have provided an effective means of retaining, motivating and rewarding high quality management.

        Under the 1993 Omnibus Budget Reconciliation Act ("OBRA"), income tax deductions of publicly-traded companies in tax years beginning on or after January 1, 1994 may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits) for certain executive officers exceeds $1 million (less the amount of any "excess parachute-payments" as defined in Section 280G of the Code) in any one year. Under OBRA, the deduction limit does not apply to payments which qualify as "performance-based." To qualify as "performance-based," compensation payments must be based solely upon the achievement of objective performance goals and made under a plan that is administered by a committee of outside directors. In addition, the material terms of the plan must be disclosed to and approved by stockholders, and the compensation committee must certify that the performance goals were achieved before payments can be made. The Committee attempts to design our compensation programs to conform with the OBRA legislation and related regulations so that total compensation paid to any employee will not exceed $1 million in any one year, except for compensation payments which qualify as "performance-based." We may, however, pay compensation which is not deductible in limited circumstances when sound management so requires.

        Base Salary. Base salary for each of the executive officers, including the Chief Executive Officer, is targeted at the average salaries paid for such positions by competitive medical device companies of similar size, with additional consideration given to biotech companies for selected positions. Industry and custom surveys are used to establish competitive practices. Salaries for executives are reviewed by the Committee on an annual basis and may be adjusted at that time based on our performance, the Committee's assessment of the individual's contribution to our operations and changes in competitive pay levels. Effective as of July 1, 2000, the base salaries of the executive officers, including the Chief Executive Officer, were evaluated and adjusted according to the factors discussed above including a review of the market pay trends. Mr. Mercer's base salary was increased from $206,000 to $256,000, effective as of July 1, 2000.

        Incentive Bonus Plan. In an effort to encourage and reward operating performance on an annual basis, all employees, including executive officers but excluding those employees compensated by commission or some other form of bonus compensation, are eligible for annual bonuses. Target bonus awards for each position, expressed as a percent of base salary ranging from 5% to 25%, were established by surveying awards paid by competitive companies of similar size. The target bonus awards vary by employment level, with the target award for the executive officers established at 25% of base salary. For fiscal year 2000, actual bonus awards could have ranged from 0% to 150% of the targeted award, based upon actual performance against targeted objectives. Bonus awards are based upon our actual operating results as compared to targeted annual operating results approved by the Committee at the beginning of each fiscal year. For 2000, we accomplished 81% of our targeted operating results, and therefore, the actual bonus awards were computed at 50% of the targeted awards.

        Long Term Incentives. We offer our executives and other key employees long-term incentives primarily through stock option grants under our stock option plans. Stock option grants are intended to motivate executives to improve long-term stock performance, and thus are tied directly to stockholders' interests. Stock options are granted at the prevailing market price on the date of grant and will, thus, only have value if our stock price rises. Stock options generally vest over four years. The Compensation and Stock Option Committee administers the plan and determines which employees are to receive option grants and the number of options to be granted.

        Executive Automobile Program. We provide each of our executive officers with an automobile on a three-year, closed-end lease. We believe that providing each executive with the use of an automobile increases the value of the after-tax compensation of each executive to more competitive levels.

        This report has been provided by the Compensation and Stock Option
Committee:

                                David W. Chonette
                              William A. Eisenecher
                              Daniel A. Funk, M.D.
                               Robert J. Williams

Date:  March 30, 2001

        The above report of the Compensation and Stock Option Committee will not be deemed to be incorporated by reference to any filing by us under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the same by reference.

                              Company Performance

        The following line graph compares the annual cumulative total stockholder return of our Common Stock against the cumulative total return of the Nasdaq U.S. Index and the Nasdaq Medical Devices Index for the period from December 31, 1995 to December 31, 2000. On March 30, 2001 the closing market price per share of our Common Stock was $4.188, as reported on The Nasdaq Stock Market.

                         Total Return to Stockholders

                                 12/31/95      12/31/96      12/31/97      12/31/98      12/31/99      12/31/00
                                 -------------------------------------------------------------------------------
Interpore International            100.00         82.93        117.07        115.86        153.66         76.84

Nasdaq U.S. Index                  100.00        123.04        150.69        212.51        394.92        237.62

Nasdaq Medical Devices Index       100.00         93.68        107.29        120.12        145.65        151.14

           Section 16 (a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), requires the directors and executive officers, and persons who own more than 10% of a registered class of the equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC") and The Nasdaq Stock Market. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

        Based solely on our review of copies of such forms received by us with respect to fiscal 2000, or written representations from certain reporting persons, we believe that during fiscal 2000 all of our directors and executive officers and persons who own more than 10% of the Common Stock complied with the reporting requirements of Section 16(a), except that a Form 4 for Joseph A. Mussey in connection with an exercise of options on June 30, 2000 was not filed until January 9, 2001.

                            AUDIT COMMITTEE REPORT

        The Audit Committee of the Company's Board of Directors is comprised of independent directors as required by the listing standards of the Nasdaq National Market. The members of the Audit Committee are David W. Chonette, William A. Eisenecher, Daniel A. Funk, M.D., and Robert J. Williams. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors, a copy of which is attached to this Proxy Statement as Appendix A.

        The role of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board of Directors. Management of the Company has the primary responsibility for the Company's financial statements as well as the Company's financial reporting process, principles and internal controls. The independent auditors are responsible for performing an audit of the Company's financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles.

        In this context, the Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2000 with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with the auditors their independence from the Company.

        The members of the Audit Committee are not engaged in the accounting or auditing profession and, consequently, are not experts in matters involving auditing or accounting. In the performance of their oversight function, the members of the Audit Committee necessarily relied upon the information, opinions, reports and statements presented to them by management of the Company and by the independent auditors. As a result, the Audit Committee's oversight and the review and discussions referred to above do not assure that management has maintained adequate financial reporting processes, principles and internal controls, that the Company's financial statements are accurate, that the audit of such financial statements has been conducted in accordance with generally accepted auditing standards or that the Company's auditors meet the applicable standards for auditor independence.

        Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                                           Robert J. Williams (Chairman)
                                           David W. Chonette
                                           William A. Eisenecher
                                           Daniel A. Funk, M.D.

                      APPOINTMENT OF INDEPENDENT AUDITORS

        The firm of Ernst & Young LLP, our independent auditors for the fiscal year ended December 31, 2000, was selected by the Board of Directors, upon recommendation of the Audit Committee, to act in the same capacity for the fiscal year ending December 31, 2001. Neither the firm nor any of its members has any relationship with us nor any of our affiliates except in the firm's capacity as our auditor.

        Representatives of Ernst & Young LLP are expected to be present at the meeting and will have the opportunity to make statements if they so desire and respond to appropriate questions from the stockholders.

Audit Fees

        The aggregate fees billed for professional services rendered by Ernst & Young LLP for the audit of our annual financial statements for the 2000 fiscal year and the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for the 2000 fiscal year were $80,000.

Financial Information Systems Design and Implementation Fees

        Ernst & Young LLP did not render any professional services to us of the type described in Rule 2-01(c)(4)(ii) of Regulation S-X during the 2000 fiscal year.

All Other Fees

        The aggregate fees billed for services rendered by Ernst & Young LLP, other than fees for the services referenced under the captions "Audit Fees" and "Financial Information Systems Design and Implementation Fees," during the 2000 fiscal year were $162,775, including audit-related services of $108,805 and non-audit services of $53,970.

                 STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

        We expect to hold our 2002 Annual Meeting of Stockholders on May 17, 2002. All proposals of stockholders intended to be presented at our 2002 Annual Meeting of Stockholders must be directed to the attention of and received by our Secretary by December 17, 2001, if they are to be considered for possible inclusion in the Proxy Statement and form of proxy used in connection with such meeting. Any such proposal must comply with the requirements of Rule 14a-8 promulgated under the Exchange Act. Also, our Bylaws provide that for a stockholder proposal (including nomination of a person for election to the Board of Directors) to be acted upon by our stockholders at the 2002 Annual Meeting of Stockholders, the stockholder must provide written notice to the attention of our Secretary no later than 70 days prior to the first anniversary of this Annual Meeting and no sooner than 90 days prior to the first anniversary of this Annual Meeting, subject to certain exceptions specified in the Bylaws. Thus, subject to those exceptions, such notice must be delivered to our Secretary no sooner than February 17, 2002 and no later than March 9, 2002. This notice must contain the information required by our Bylaws. A copy of our Bylaws may be obtained from our Secretary.

        The address of our Secretary is 181 Technology Drive, Irvine, California 92618-Attention: Corporate Secretary.

                                 OTHER MATTERS

        As of the date of this Proxy Statement the Board of Directors knows of no other matters which may be presented for consideration at the meeting. However, if any other matter is presented properly for consideration and action at the meeting, or any adjournment or postponement thereof, it is intended that the Proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

                                        By Order of the Board of Directors,

                                        /s/ RICHARD L. HARRISON

                                        Richard L. Harrison
                                        Secretary

Dated:  March 30, 2001

                                                                      APPENDIX A

                        CHARTER FOR THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                       OF INTERPORE INTERNATIONAL, INC.

                            PURPOSE AND OBJECTIVES
                            ----------------------

        The Audit Committee is a committee of the Board of Directors which will make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of Interpore International, Inc., a Delaware corporation and its subsidiaries (the "Company"), and to provide to the Board of Directors the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made, in internal accounting controls, to nominate independent auditors, and to provide to the Board such additional information and materials as it may deem necessary to assist the Board in fulfilling its fiduciary responsibilities and making the Board aware of significant financial matters that require Board attention.

        The objectives of the Audit Committee are as follows:

        . to help directors discharge their fiduciary responsibilities regarding the financial condition of the Company

        .       to provide communication between directors and external auditors

        .       to ensure the external auditors' independence

        .       to maintain the credibility and objectivity of financial reports

        In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors from time to time prescribe.

                                 CONSTITUTION
                                 ------------

        In 1987, the NASDAQ national market system adopted rules that require each NASDAQ national market system company to establish and maintain an Audit Committee. In 1999, NASDAQ amended its Audit Committee rules, requiring that Audit Committees have a minimum of three members and be comprised of independent directors only.

        The Audit Committee of the Company shall be comprised of such number of members not less than three as is determined from time to time by the Board of Directors. All members of the Audit Committee shall be independent directors of the Company.

        The members of the Audit Committee will be selected from the members of the Board of Directors who are not employees of the Company. The Board of Directors shall provide for alternate Audit Committee members who shall be entitled to attend committee meetings in the absence of the members of the Audit Committee.

        Members of the Audit Committee shall be able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement (or shall be able to do so within a reasonable time after appointment to the Audit Committee).

        At least one member of the Audit Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication.

        A quorum of the Audit Committee shall be a majority of the members of the Audit Committee.

        The members of the Audit Committee shall choose a Chairman.

        The Audit Committee shall meet at least two (2) times per year or more frequently as circumstances require. The Audit Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

        The Audit Committee will meet separately with the Chief Executive Officer and the Chief Financial Officer of the Company at least annually to review the financial affairs of the Company. The Audit Committee will meet with the external auditors of the Company, at such times as it deems appropriate, to review the external auditor's examination and management report.

        The external auditors shall be ultimately accountable to the Audit Committee and the Board of Directors.

                               RESPONSIBILITIES
                               ----------------

        In meeting their responsibilities, the Audit Committee should address each of the following matters:

        External Auditors
        -----------------

        1. Together with the Board of Directors, select, evaluate, and where appropriate, replace the external auditor (or nominate the external auditor to be proposed for shareholder approval in any proxy.

        2. Approve the compensation for external auditors, as negotiated by management.

        3. Notify the external auditor that the external auditor's ultimate accountability is to the Audit Committee and the Board of Directors.

        4.     Confirm and ensure the independence of the external auditor.

               (a) Obtain from the external auditors a formal written statement delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard No. 1.

               (b) Actively engage in a dialogue with the external auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor.

               (c) Take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the outside auditor.

        5.     Consider the external auditors' audit scope and plan.

        6. Consider with management and the external auditors the rationale for employing audit firms other than the principal external auditors on financial accounting and reporting issues.

        7. Review with the external auditors the coordination of audit effort to assure completeness of coverages reduction of redundant efforts, and the effective use of audit resources.

        8. Review with the external auditors any impact on the financial statements of any new or proposed changes in accounting principles or regulatory requirements.

        9.     Consider and review with the external auditors:

               (a) The adequacy of the Company's internal controls including computerized information system controls and security.

               (b) Any related significant findings and recommendations of the external auditors together with management's responses thereto.

        10. Meet with the external auditors in executive session to discuss any matters that the committee members or the external auditors believe should be discussed privately with the Audit Committee.

        Financial Reporting
        -------------------

        1. Review with management and the external auditors at the completion of the annual examination:

               (a) The Company's annual financial statements and related footnotes.

               (b) The external auditors' audit of the financial statements and their report thereon.

               (c) Any significant changes required in executing the external auditor's audit plan.

               (d) Any serious difficulties or disputes with management encountered during the course of the audit.

               (e) Other matters related to the conduct of the audit which are to be communicated to the committee under generally accepted auditing standards.

               (f) Nature of management advisory services (including fees) provided by the independent public accountant during the year under audit.

        2. Review with management and the external auditors any public interim financial reporting.

        3. Review filings with SEC or other regulatory bodies which contain the Company's financial statements and consider whether the information contained in these documents is consistent with the information contained in the financial statements.

        General Responsibilities
        ------------------------

        1. Review, assess, and if necessary, update the Audit Committee's charter annually.

        2. Review and make recommendations to the Board regarding approval of any conflicts of interest between management and the Company.

        3. Inquire of management and the external auditors about the significant risks or exposures and assess the steps management has taken to minimize such risk to the Company.

        4. Review policies and procedures with respect to the senior officers' expense accounts.

        5. Review legal and regulatory matters that may have a material impact on the financial statements.

        6. Meet with management in executive session to discuss any matters that the committee members or management believes should be discussed privately with the Audit Committee.

        7. Report committee actions to the board of directors with such recommendations as the committee may deem appropriate.

        8. The Audit Committee shall have the power to conduct or authorize investigations into any matter within the Audit Committee's scope of responsibilities. The Audit Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

        9. The Audit Committee will perform such other functions as assigned by law, the Company's charter or bylaws, or the Board of Directors.


        In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board of Directors delegates to it, and will report, at least annually, to the Board regarding the Committee's examinations and recommendations.

                                    REPORTS
                                    -------

        1. The Audit Committee will report its summaries of recommendations to the Board which will be incorporated as a part of the minutes of the Board of Directors meeting at which those recommendations are presented.

        2. The Audit Committee will prepare an annual "Audit Committee Report" for inclusion in the Company's annual meeting proxy statement, stating the following:

               (a) Whether the Audit Committee has reviewed and assessed the audited financial statements with management.

               (b) Whether the Audit Committee has discussed with the external auditors the matters required to be discussed by SAS 61.

               (c) Whether the Audit Committee has received written disclosures from the independent auditors required by Independence Standards Board Standard No. 1, and has discussed with the auditors the auditors' independence.

               (d) Whether, based on its discussions with management and the auditors, the Audit Committee recommended to the Board of Directors that the financial statements be included in the Annual Report on Form 10-K.

                                     MINUTES
                                     -------

        The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

                         INTERPORE INTERNATIONAL, INC.

          PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 18, 2001

  The undersigned hereby appoints David C. Mercer and Richard L. Harrison, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes either of them to act and to vote at the annual meeting of stockholders of Interpore International, Inc. (the "Company") to be held on May 18, 2001, and at any adjournments thereof, as indicated upon all matters referred to on this proxy card and described in the Proxy Statement for the meeting, and, in their discretion, upon any other matters which may properly come before the meeting.

  1. Elect both David C. Mercer and Joseph A. Mussey to the
Board of Directors of the Company.

  [_] FOR BOTH nominees listed above       [_] WITHHOLD AUTHORITY to vote for
      (except as marked to the contrary).      both nominees listed above.

   (Instruction:  To WITHHOLD AUTHORITY to vote for any nominee, draw a line through the nominee's name in the list above.)

SHARES REPRESENTED BY ALL PROPERLY EXECUTED PROXIES WILL BE VOTED IN ACCORDANCE
  WITH INSTRUCTIONS APPEARING ON THIS PROXY CARD AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.
 IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED FOR PROPOSAL 1.


                                           Please sign as name(s) appears on
                                           this proxy card, and date this
                                           proxy card. If a joint account,
                                           each joint owner must sign. If
                                           signing for a corporation or
                                           partnership as agent, attorney or
                                           fiduciary, indicate the capacity in
                                           which you are signing.

                                           Dated: May   , 2001
                                                                          (SEAL)
                                           ____________________________________
                                                        Signature
                                                                          (SEAL)
                                           ____________________________________
                                                        Signature